Exhibit 10.20

GUARANTY

THIS GUARANTY, dated as of January 25, 2016 (as the same may be amended, restated or otherwise modified from time to time, this “Guaranty”), is made by (i) each of the undersigned (each, a “Guarantor” and collectively, the “Guarantors”, and such terms shall include any Additional Guarantor that becomes a party to this Guaranty pursuant to the terms hereof or the Credit Agreement (as defined below)), with (ii) CITIZENS BANK, N.A., as Administrative Agent (herein, together with its successors and assigns in such capacity, the “Administrative Agent”) for the benefit of the Lenders (as defined below).

RECITALS:

This Guaranty is made pursuant to the Credit Agreement, dated as of the date hereof (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), among Monro Muffler Brake, Inc., a New York corporation (together with its successors and assigns, the “Borrower”), the financial institutions named as lenders therein (together with their successors and assigns, the “Lenders”), and the Administrative Agent.

Each Guarantor is a direct or indirect Subsidiary of the Borrower.

It is a condition to the making of Borrowings and the LC issuances under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty.

Each Guarantor will obtain benefits from the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to extend credit pursuant to the Credit Agreement and other Loan Papers.

AGREEMENT:

1. Guaranty.  For value received, and in consideration of Borrower entering into the Credit Agreement dated as of the date hereof , each Guarantor, does hereby jointly and severally, irrevocably, absolutely, and unconditionally guarantee (a) payment, when due, of any and all indebtedness and other amounts of every kind, howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to the Lenders or the Administrative Agent, by Borrower or any Guarantor under the Credit Agreement (including the Obligation as defined in the Credit Agreement) or other Loan Papers (including, without limitation, (i) amounts that would become due but for operation of any applicable provision of Title 11 of the United States Code (including, without limitation, 11 U.S.C. Sections 502 and 506)), and (ii) the payment of any and all liabilities, whether or not due or payable by the obligor thereon, upon the occurrence of an Insolvency Event in respect of the Borrower or such other Guarantor, together with all pre- and post-maturity interest thereon (including, without limitation, all post-petition interest if Borrower or any Guarantor voluntarily or involuntarily files for bankruptcy protection) (all such obligations being hereinafter collectively referred to as the "Liabilities") and (b) the performance by Borrower or any Guarantor of its obligations under the Loan Papers pursuant to the terms thereof (the "Obligations").

The Guarantor has a substantial, direct or indirect, financial interest in the benefits and advantages which will result from the Credit Agreement. The Guarantor hereby agrees that, upon any Default or Insolvency Event or other circumstance as expressly provided above, the Guarantor will forthwith pay the Liabilities or perform the Obligations or other obligations described above immediately upon written demand.

2. Guaranty Continuing, Absolute, Unlimited.  This Guaranty is a continuing, absolute, and unlimited guaranty of payment and the Guarantor is a primary obligor and not a surety. The Liabilities and Obligations shall be conclusively presumed to have been created in reliance on this Guaranty. The Administrative Agent shall not be required to proceed first against Borrower or any other Person or against any property securing any of the Liabilities or Obligations before resorting to the Guarantor for payment or performance. To the extent permitted by applicable law, this Guaranty shall be  construed as a guarantee of payment without regard to the enforceability of any of the Liabilities or Obligations or the rejection of the Credit Agreement in bankruptcy, and notwithstanding any claim, defense (other than payment or performance by Borrower or the Guarantor) or right of setoff which Borrower or the Guarantor may have against any Lender or the Administrative Agent, including any such claim, defense, or right of setoff based on any present or future law or order of any government (de jure or de facto), or of any agency thereof or court of law purporting to reduce, amend, or otherwise affect any of the Liabilities or Obligations of Borrower or any other obligor, or to vary any terms of payment thereof, and without regard to any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment to the Lenders or the Administrative Agent of the Liabilities or any part thereof is rescinded or must otherwise be returned by any Lender or the Administrative Agent upon the insolvency, bankruptcy, or reorganization of Borrower, or otherwise, as though such payment to such Lender or the Administrative Agent had not been made. To the extent permitted by applicable law, the Guarantor's obligation to fully pay or perform the Liabilities and any remedy for the enforcement thereof shall not be impaired, modified, released, or limited in any way by any impairment, modification, release, or limitation of the liability of Borrower or its bankruptcy estate, resulting from the operation of any present or future provision of any Debtor Relief Law or from the decision of any court interpreting the same.

3. Guaranty Not Affected by Change in Security or Other Actions.  The Administrative Agent and the Lenders may, from time to time, without the consent of or notice to the Guarantor, take any or all of the following actions without impairing or affecting (except insofar as the Liabilities are reduced or modified thereby), the Guarantor's obligations under this Guaranty or releasing or exonerating the Guarantor from any of its liabilities hereunder:

a. retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder;

b. retain or obtain the primary or secondary liability of any party or parties, in addition to the Guarantor, with respect to any of the Liabilities;

c. extend the time or change the manner, place or terms of payment of, or renew or amend any note or other instrument evidencing the Liabilities or any part thereof, or amend in any manner any agreement relating thereto, in each case in accordance with the terms of each such agreement (including without limitation any increase in the amount of the Liabilities outstanding from time to time, including, without limitation, any increase in the aggregate outstanding amount of the Borrowings and LCs above any specific maximum amount referred to in the Credit Agreement, the incurrence of additional Liabilities at any time, including during the continuance of a Potential Default or Default or at any time when all conditions to such increase or incurrence have not been satisfied, and any increase in any interest rate, fee or other amount applicable to any portion of the Liabilities or otherwise payable under any Loan Paper);

d. release or compromise, in whole or in part, or accept full or partial payment for, any of the Liabilities hereby guaranteed, or any liability of any nature of any other party or parties with respect to the Liabilities or any security therefore;

e. enforce the Administrative Agent's or the Lenders' security interest, if any, in all or any properties securing any of the Liabilities or any obligations hereunder in order to obtain full or partial payment of the Liabilities then outstanding; or

f. release or fail to perfect, protect, or enforce the Administrative Agent's or the Lenders' security interest, if any, in all or any properties securing any of the Liabilities or any obligation hereunder, or permit any substitution or exchange for any such property.

4. Waivers.  The Guarantor hereby expressly waives to the extent permitted by law:

a. notice of acceptance of this Guaranty;

b. notice of the existence or incurrence of any or all of the Liabilities in accordance with the Loan Papers;

c. presentment, demand, notice of dishonor, protest, and all other notices whatsoever (except the written demand referred to in Section 1 hereinabove);

d. any requirement that proceedings first be instituted by the Administrative Agent or any Lender against the Borrower;

e. all diligence in collection or protection of or realization upon the Liabilities or any part thereof, or any obligation hereunder, or any collateral for any of the foregoing;

f. any rights or defenses based on the Administrative Agent's or a Lender's election of remedies, including any defense to the Administrative Agent's or Lender's action to recover any deficiency after a non-judicial sale; and

g. the occurrence of every other condition precedent to which the Guarantor might otherwise be entitled.

5. Definitions. As used in this Guaranty, capitalized terms not otherwise defined herein will have the meanings given them in the Credit Agreement.

6. Representations, Warranties and Agreements of Guarantor. The Guarantor represents and warrants to the Administrative Agent and the Lenders that:

a. Existence, Good Standing, Authority and Compliance.  The Guarantor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or otherwise formed. Except where failure is not a Material Adverse Event, the Guarantor (a) is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing, (b) possesses all requisite authority, permits and power to conduct its business as is now being, or is contemplated to be, conducted, and (c) is in compliance with all applicable Laws, except in each case where the failure to so qualify, to possess such authority, permits or power or to comply with such Law would not cause a Material Adverse Event.

b. Authorization and Contravention.  The execution and delivery by the Guarantor of this Guaranty or related document to which it is a party and the performance by it of its obligations thereunder (a) are within its corporate or other organizational power, (b) have been duly authorized by all necessary corporate or other organizational action, (c) require no action by or filing with any Tribunal (other than any action or filing that has been taken or made on or before the date of this Guaranty or which would not cause a Material Adverse Event), (d) do not violate any provision of its charter or bylaws or other similar governing organizational documents, (e) do not violate any provision of Law or order of any Tribunal applicable to it, other than violations that individually or collectively are not a Material Adverse Event, (f) do not violate any Material Agreements to which it is a party, other than a violation which would not cause a Material Adverse Event, (g) do not result in the creation or imposition of any Lien (other than the Liens in favor of the Administrative Agent) on any asset of the Guarantor, (h) are in furtherance of the corporate or other organizational purposes of the Guarantor and (i) do not require any consent or approval of the shareholders, partners, members or other equity holders of the Guarantor which has not been obtained.

c. Binding Effect.  Upon execution and delivery by all parties thereto, this Guaranty will constitute a legal and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

d. Consideration.  Guarantor represents and warrants that the value of the consideration received and to be received by it is reasonably worth at least as much as its liability under this Guaranty, and such liability may reasonably be expected to benefit Guarantor directly or indirectly. NOTWITHSTANDING ANY CONTRARY PROVISION IN THIS GUARANTY, GUARANTOR'S MAXIMUM LIABILITY HEREUNDER IS LIMITED, TO THE EXTENT, IF ANY, REQUIRED SO THAT ITS LIABILITY IS NOT SUBJECT TO AVOIDANCE UNDER ANY DEBTOR RELIEF LAW.

e. Solvency.  As of the date of this Guaranty, the Guarantors are taken as a whole, and after giving effect to this Guaranty, will be, Solvent.

7. Defaults.

a. Loan Papers. The failure of Borrower to pay any part of the Liabilities within five (5) Business Days after it becomes due and payable under the Loan Papers or the occurrence and continuation of a Default under any Loan Paper (after giving effect to any required notices or grace periods described in the Credit Agreement).

b. Debtor Relief. Guarantor (a) is not Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or Lenders granted in the Loan Papers (unless, if the proceeding is involuntary, the applicable petition is dismissed within sixty (60) days after its filing).

c. Government Action. (a) A final non-appealable order is issued by any Tribunal (including, but not limited to, the United States Justice Department) seeking to cause the Guarantors to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation or similar Laws, or (b) any Tribunal condemns, seizes or otherwise appropriates, or takes custody or control of all or any substantial portion of the assets of any Guarantor.

d. Misrepresentation. Any material representation or warranty made by any of the Guarantors contained herein or in any Loan Paper at any time proves to have been materially incorrect when made.

8. Remedies Upon Default.  Without limiting any other rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Guaranty or the Loan Papers, or by any requirement of Law, or in equity, or otherwise:

a. Upon the occurrence of any Default, the Lenders may without any notice to (except as expressly provided herein or in and during the continuance of any Loan Paper) or demand upon any of the Guarantors, which are expressly waived by Guarantors (except as to notices expressly provided for herein or in any Loan Paper), proceed to protect, exercise and enforce the rights and remedies of the Lenders against any of the Guarantors hereunder or under the Loan Papers and such other rights and remedies as are provided by requirement of Law or equity.

b. The rights provided for in this Guaranty and the Loan Papers are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

c. The order and manner in which the Lenders' rights and remedies upon the occurrence and during the continuance of a Default are to be exercised shall be determined by the Administrative Agent or the Lenders, as the case may be, in its sole discretion, and all payments received by the Administrative Agent shall be applied first to the costs and expenses (including reasonable attorney's fees incurred by the Administrative Agent and Lenders) of the Administrative Agent and Lenders, then to the payment of all accrued and unpaid amounts due under any Loan Papers to and including the date of such application. To the extent permitted by applicable law, no application of payments will cure any Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Papers, or prevent the exercise, or continued exercise, of rights or remedies of the Administrative Agent and Lenders hereunder or thereunder or under any requirement of Law or in equity.

9. Payments.  Each payment by any of the Guarantors to the Administrative Agent under this Guaranty shall be made by transferring the amount thereof in immediately available funds without set-off or counterclaim.

10. Costs, Expenses and Taxes.  The Guarantors jointly and severally agree to pay on demand: (i) all reasonable out of pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Guaranty and any other documents to be delivered hereunder, including the reasonable fees and out of pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Guaranty, and any modification, supplement or waiver of any of the terms of this Guaranty, (ii) all reasonable costs and expenses of the Administrative Agent hereunder, including reasonable legal fees and expenses of counsel to the Administrative Agent, in connection with a default or the enforcement of this Guaranty and (iii) reasonable costs and expenses incurred in connection with third party professional services reasonably required by the Administrative Agent pursuant to the Loan Papers such as appraisers, environmental consultants, accountants or similar Persons; provided that except during the continuance of any Default hereunder, with respect to this clause (iii) the Administrative Agent will first obtain the consent of one of the Guarantors to such expense, which consent shall not be unreasonably withheld. Without prejudice to the survival of any other obligations of the Guarantor hereunder, the obligations of the Guarantor under this Section 10 shall survive the termination of this Guaranty.

11. Subrogation.  Each Guarantor shall not be subrogated to, in whole or in part, and agrees not to exercise any rights of subrogation with respect to, the rights of the Administrative Agent or any Lender or those of any subsequent assignee or transferee of any of the Liabilities until all the Liabilities to the Administrative Agent and the Lenders and every such subsequent assignee or transferee shall have been paid in full. The provisions of this SECTION 11 shall survive the termination of this Guaranty and any satisfaction and discharge of Borrower by virtue of any payment, court order, or law.

12. No Waiver; Remedies.  No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances. The remedies herein are cumulative and not exclusive of any other remedies provided by law, at equity or in any other agreement.

13. Survival of Representations and Warranties.  All representations, warranties and covenants contained herein or made in writing by the Guarantor in connection herewith shall survive the execution and delivery of this Guaranty, and the termination of the Loan Papers and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

14. Confidentiality.  The Administrative Agent and each Lender agree to keep any information delivered or made available by any Guarantor to it in the manner and to the extent required by the Section 14.14 Credit Agreement, which such Section 14.14 is incorporated herein by reference.

15. Severability.  Should any clause, sentence, paragraph or Section of this Guaranty be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Guaranty, and the parties hereto agree that the part or parts of this Guaranty so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

16. Execution in Counterparts.  This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, including by way of facsimile or other electronic format (whether “pdf” or otherwise), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

17. Interpretation.

a.    In this Guaranty, unless a clear contrary intention appears:

i.    the singular number includes the plural number and vice versa;

ii.   reference to any gender includes each other gender;

iii.  the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Guaranty as a whole and not to any particular Article, Section or other subdivision;

iv.   reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Guaranty, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Guaranty;

v.    except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Guaranty) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

vi.   unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

vii.  the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

viii. with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding"; and

ix.   reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

b.    The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

c.    No provision of this Guaranty shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

18. Submission to Jurisdiction. The Guarantor, to the extent permitted by applicable law, hereby agrees as follows:

a.    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE STATE COURTS OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 21, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION.

b.    THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

19. Waiver of Jury Trial. THE GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

20. Parties. This Guaranty shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors, assigns or transferees, and shall be binding upon the Guarantor and its successors and assigns. The Guarantor may not assign any of its duties under this Guaranty without the prior written consent of the Administrative Agent. The Administrative Agent and the Lenders may assign their respective Rights and benefits under this Guaranty to any Participant or Purchaser in accordance with the provisions of Section 14.12 of the Credit Agreement.  The relationship among any Guarantor and its Affiliates, on the one hand, and the Administrative Agent and the other Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent and the other Lenders have no fiduciary or other special relationship with any Guarantor or any of its Affiliates, and no term or provision of any Loan Paper, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

21. Notices. All notices, consents, requests, approvals, demands and other communications provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, sent by overnight courier or delivered:

a.    If to the Guarantor:

c/o Monro Service Corporation

200 Holleder Parkway

Rochester, New York 14615

Attention: Catherine D'Amico, Senior Vice

President and Chief Financial officer

telephone: (585) 647-6400

telecopy:  (585) 627-0941

b.    If to the Administrative Agent:

Citizens Bank, N.A.

28 State Street

Boston, Massachusetts 02109

Attention: Dwayne Nelson, CBS Agency Services Management Officer

telephone:  (617) 994-7625

telecopy: (855) 215-1525

with a copy to

Burns & Levinson LLP

125 Summer Street

Boston, Massachusetts 02110

Attention: Frank A. Segall

telephone:  (617) 345-3686

telecopy: (617) 345-3299

c. or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties given in accordance with the provisions of this Section 21.  Other than the service of process set forth in Section 18(a) above, all communications shall be effective three (3) Business Days after the date when mailed by certified mail, return receipt requested postage prepaid to any party at its address specified above, or upon receipt if telecopied to any party to the telecopy number set forth above, or upon receipt if delivered personally to any party at its address specified above.

22. Term.  This Guaranty is not limited to any particular period of time, but shall continue in full force and effect until all of the Liabilities have been fully and finally paid or have been otherwise discharged by the Administrative Agent and the Lenders, and the Guarantor shall not be released from any obligation or liability hereunder until such full payment or discharge shall have occurred.

23. Governing Law.  This Guaranty and all other documents executed in connection herewith shall be deemed to be contracts and agreements executed by the Guarantor and Administrative Agent under the laws of the State of New York and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of said state and of the United States of America.

24. Indemnity.

a.  The Guarantor shall indemnify the Administrative Agent, each Lender and each Affiliate thereof and their respective directors, officers, employees and agents (each, an "Indemnified Person") from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit or any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or any of the Loan Papers, and the Guarantors shall assume the defense thereof, including the employment of counsel at Guarantors' expense; provided that the Guarantors shall not have such right, to the extent that such Indemnified Person shall deliver to the Guarantors a written notice waiving the benefits of the indemnification of such Indemnified Person provided by this Section 24(a) in connection with such claim, action, proceeding or suit.  Notwithstanding the foregoing, if independent counsel to such Indemnified Person shall conclude that there may be defenses available to such Indemnified Person which may conflict with those available to any of the Guarantors, the Guarantors shall not have the right to assume the defense of any such claim, action, proceeding or suit on behalf of such Indemnified Person if such Indemnified Person chooses to defend such claim, action, proceeding or suit (with counsel reasonably acceptable to Guarantor), and all reasonable costs, expenses and attorneys' fees incurred by the Indemnified Person in defending such claim, action, proceeding or suit shall be borne by the Guarantors; provided however, if there is more than one (1) Indemnified Person having a right to defend such claim, action, proceeding or suit as aforesaid, the obligation of the Guarantors to pay the fees and expenses of such Indemnified Person shall be limited to one (1) firm of attorneys. Any Indemnified Person shall also have the right to employ separate counsel and to participate in its defense, but the fees and expenses of such counsel shall be borne by such Indemnified Person. Any decision by an Indemnified Person to employ its own counsel (whether or not at the Guarantors' expense) shall in no way affect any rights of such Indemnified Person otherwise arising under this Section 24(a). In addition, Guarantor will not be liable for any settlement of any claim, action, proceeding or suit unless Guarantor has consented thereto in writing. The foregoing indemnity and agreement to hold harmless shall not in any event apply to any losses, liabilities, claims, damages or expenses incurred by reason of (i) the gross negligence or willful misconduct of the Person to be indemnified, or (ii) any material default by the Administrative Agent or any Lender that is not cured within any applicable cure period, if any, under any of the Loan Papers.

b. Without limiting any provision of this Guaranty, it is the express intention of the parties hereto that each Person to be indemnified hereunder or thereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages: (i) arising out of or resulting from the ordinary sole or contributory negligence of such Person or (ii) imposed upon said party under any theory or strict liability. Without prejudice to the survival of any other obligations of any Guarantor hereunder and under the Loan Papers, the obligations of the Guarantors under this Section shall survive the termination of this Guaranty and the Loan Papers and the payment of the Liabilities.

25. New Guaranty.  In the event that (i) any Loan Paper is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving the Borrower or (ii) any Loan Paper or this Guaranty is terminated as a result of any bankruptcy or insolvency proceeding involving the Borrower and, if within sixty (60) days after such rejection or termination, the Administrative Agent or its designee shall so request and shall certify in writing to the Guarantors that it intends to perform the obligations of the Borrower as and to the extent required under such Loan Paper or this Guaranty, as applicable, the Guarantors will, unless prohibited by bankruptcy or other applicable law, execute and deliver to the Administrative Agent or such designee, a new Guaranty that shall contain the same conditions, agreements, terms, provisions and limitations as such original Guaranty (except for any requirements which have been fulfilled by the Borrower and the Guarantor prior to such rejection or termination).

26.Full Recourse Obligations; Effect of Fraudulent Transfer Laws, etc.  It is the desire and intent of each Guarantor, the Administrative Agent and the other Lenders that this Guaranty shall be enforced as a full recourse obligation of each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Guarantor under this Guaranty would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Guarantor’s liability hereunder in respect of the Liabilities or Obligations shall be deemed to be reduced ab initio to that maximum amount that would be permitted without causing such Guarantor’s obligations hereunder to be so invalidated.

27.Amendments; Additional Guarantors.  No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent acting at the direction of the requisite number of Lenders, if any, required pursuant to Section 14.10 of the Credit Agreement, and the applicable Guarantor or Guarantors, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Paper to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Paper to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

[Signature pages follow]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                  CAR-X, LLC, a Delaware limited

                                  liability company

                                  By: /s/ Maureen E. Mulholland

                                              Maureen E. Mulholland, Vice

                                              President and Secretary

                                  MONRO SERVICE CORPORATION,

                                  a Delaware corporation

                                  By: /s/ Brian J. D’Ambrosia

                                              Brian J. D’Ambrosia, Secretary

[Signature of Administrative Agent on following page]

[Signature page to Guaranty]

ACCEPTED BY:

CITIZENS BANK, N.A.,

as Administrative Agent

By: /s/ Michael K. Makaitis

Name: Michael K. Makaitis

Title: Vice President

[Signature page to Guaranty]

Exhibit A to

Guaranty

GUARANTY SUPPLEMENT

This Guaranty Supplement, dated as of ________ __, 20_ (as amended, restated or otherwise modified from time to time, this “Supplement”), is made by [____________________, a _________________] (the “Additional Guarantor”), in favor of CITIZENS BANK, N.A., as administrative agent (the “Administrative Agent”) for the benefit of the Lenders (as defined in the Guaranty referred to below).

RECITALS:

(1)MONRO MUFFLER BRAKE, INC., a New York corporation (the “Borrower”), is a party to a Credit Agreement, dated as of [___________], 2016 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”) with the Administrative Agent and the financial institutions party thereto (collectively, the “Lenders”).

(2)In connection with the Credit Agreement, certain of the Borrower’s subsidiaries (collectively, the “Guarantors” and, individually, each a “Guarantor”) executed and delivered a Guaranty dated as of [___________], 2016 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Guaranty”) to the Administrative Agent for the benefit of the Lenders (as defined in the Guaranty) pursuant to which the Guarantors guaranteed the payment and performance in full of all of the Liabilities and Obligations (as defined in the Guaranty) and certain related obligations.

(3)The Additional Guarantor is a subsidiary of the Borrower or a Guarantor and, pursuant to Section 8.12 of the Credit Agreement, is required to become a “Guarantor” under the Guaranty and to guaranty, for the benefit of the Lenders, all of the Liabilities and Obligations (as defined in the Guaranty) and certain related obligations, all as provided in the Guaranty.

(4)The Additional Guarantor deems it to be in its direct pecuniary and business interests to become a “Guarantor” under the Guaranty and, accordingly, desires to enter into this Supplement in accordance with Section 28 of the Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make financial accommodations to or for the benefit of the Additional Guarantor.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the other benefits accruing to the Additional Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Additional Guarantor covenants and agrees with the Administrative Agent and the Lenders as follows:

Section 1.  Definitions.  Capitalized terms used in this Supplement and not otherwise defined herein shall have the meanings given to such terms in the Guaranty.

Section 2.  Supplement; Guaranty.  The Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Supplement, on and after the date hereof it shall become a party to the Guaranty and shall be fully bound by, and subject to, all of the covenants, terms, obligations and conditions of the Guaranty applicable to a “Guarantor” as though originally party thereto as a “Guarantor,” and the Additional Guarantor shall be deemed a “Guarantor” for all purposes of the Guaranty and the other Loan Papers (as defined in the Credit Agreement).  The Additional Guarantor acknowledges and confirms that it has received a copy of the Guaranty, the other Loan Papers and all exhibits thereto and has reviewed and understands all of the terms and provisions thereof.   The Additional Guarantor (i) agrees that it will comply with all the terms and conditions of the Guaranty as if it were an original signatory thereto, and (ii) irrevocably and unconditionally guarantees to the Lenders the full and prompt payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Liabilities and Obligations (each as defined in the Guaranty) as provided in the Guaranty.

Section 3.  Effect of this Agreement.  Except as expressly provided in this Supplement, the Guaranty shall remain in full force and effect, without modification or amendment.

Section 4.  Representations and Warranties.  The Additional Guarantor, as of the date hereof, hereby:

(a)makes to the Administrative Agent and the Lenders each of the representations and warranties contained in the Guaranty applicable to a Guarantor; and

(b)represents and warrants that upon the execution and delivery of this Supplement, all of the conditions set forth in Section 8.12 of the Credit Agreement have been satisfied or otherwise expressly waived in writing by the Administrative Agent.

Section 5.  Successors and Assigns; Entire Agreement.  This Supplement is binding upon and shall inure to the benefit of the Additional Guarantor, the Administrative Agent and each of the Lenders and their respective successors and assigns.  This Supplement and the Guaranty set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supercedes all prior discussions, agreements and understandings of any and every nature among them.  This Supplement shall be a Loan Paper under the Credit Agreement.  No Guarantor shall be permitted to assign any of its rights or obligations hereunder except as expressly permitted pursuant to or in accordance with the Credit Agreement.

Section 6.  Headings.  The descriptive headings of this Supplement are for convenience or reference only and do not constitute a part of this Supplement.

Section 7.  Governing Law.  This Supplement and the rights of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York, without application of the rules regarding conflicts of laws.

Section 8.  JURY TRIAL WAIVER.  THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, THE OTHER LOAN PAPERS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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IN WITNESS WHEREOF, the Additional Guarantor has executed this Supplement as of the date first written above.

____________________________________ By:__________________________________ Name: Title: